Loan No. 00090497T01

AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE

THIS AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE (this “Promissory Note”) to the Credit Agreement dated MAR 29 2018 (the “Credit Agreement”), is entered into as of MAR 29 2018 between COMPEER FINANCIAL, FLCA, a federally-chartered instrumentality of the United States (“Lender”) and HERON LAKE BIOENERGY, LLC, Heron Lake, Minnesota, a limited liability company (together with its permitted successors and assigns, the “Borrower”).  Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.

RECITALS

(A)This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Revolving Term Loan Supplement numbered RI1304T01, dated as of July 29, 2014 between AgStar Financial Services, FLCA and the Borrower.

SECTION 1.REVOLVING TERM COMMITMENT.  On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the period set forth below in an aggregate principal amount not to exceed $4,000,000.00 at any one time outstanding (the “Commitment”).  Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow.  The Borrower may, in its sole discretion, elect to permanently reduce the amount of the Commitment by giving Agent ten (10) days prior written notice.  Said election shall be made only if the Borrower is not in default at the time of the election and will remain in compliance with all financial covenants after such reduction.  Any such reduction shall be treated as an early, voluntary reduction of the Commitment amount.

SECTION 2.PURPOSE.  The purpose of the Commitment is to provide working capital to the Borrower and to finance capital expenditures and other investments.

SECTION 3.TERM.  The term of the Commitment will be from the date hereof, up to and including December 1, 2021, or such later date as Agent may, in its sole discretion, authorize in writing (the “Term Expiration Date”).

SECTION 4.LIMITS ON ADVANCES, AVAILABILITY, ETC.  The loans will be made available as provided in Article 2 of the Credit Agreement.

SECTION 5.INTEREST.  The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

(A)One-Month LIBOR Index Rate.  At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum

HERON LAKE BIOENERGY, LLC

Heron Lake, Minnesota

Promissory Note No. 00090497T01

equal at all times to 3.100% above the higher of:  (1) zero percent (0.00%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Agent from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day.  The rate will be reset automatically, without the necessity of notice being provided to Agent, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option.  Information about the then-current rate will be made available upon telephonic request.  For purposes hereof:  (a) “U.S. Banking Day” means a day on which Agent is open for business and banks are open for business in New York, New York; (b) “Eurocurrency Liabilities” will have the meaning as set forth in “FRB Regulation D”; and (c) “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Agent will require in a written notice to the Borrower (“Interest Payment Date”).

SECTION 6.PROMISSORY NOTE.  The Borrower promises to repay the unpaid principal balance of the loans on December 1, 2021, or such later date as Agent may, in its sole discretion, authorize in writing.

In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.

SECTION 7.SECURITY.  The Borrower’s obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.4 of the Credit Agreement.

SECTION 8.FEES.

(A)Commitment Fee.  In consideration of the Commitment, the Borrower agrees to pay to Agent a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.500% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month.  Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

SECTION 9.LETTERS OF CREDIT.  INTENTIONALLY OMITTED.

SIGNATURE PAGE FOLLOWS

HERON LAKE BIOENERGY, LLC

Heron Lake, Minnesota

Promissory Note No. 00090497T01

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

HERON LAKE BIOENERGY, LLC

By:/s/ Stacie Schuler

Name:Stacie Schuler

Title:CFO

3/8/18

HERON LAKE BIOENERGY, LLC

Heron Lake, Minnesota

Promissory Note No. 00090497T01

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

COMPEER FINANCIAL, FLCA

By:/s/ Erik Moe

Name:Erik Moe

Title:Manager Syndications & Agency